SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(1) of the Securities Exchange Act of 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]



Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 142-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12



Manor Investment Funds, Inc.
(Name of Registrant as Specified in Its Charter)



Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.
1. Title of each class of securities to which transaction applies:
2. Aggregate number of securities to which transaction applies:
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4. Proposed maximum aggregate value of transaction:
5. Total fee paid:

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form of Schedule and the date of its filing.
1. Amount Previously Paid:
2. Form  Schedule or Registration Statement No.:
3. Filing Party:
4. Date Filed:





                                Proxy Statement
                          Manor Investment Funds, Inc.
                               Malvern, PA  19355
                                 610-722-0900



Enclosed herewith is Notice of an Annual Meeting of Shareholders of Manor Investment Funds, Inc. the Fund and proxy form solicited by the Board of Directors of the Fund. This proxy material was first mailed on October 15 2006.

The proxy may be revoked at any time before it is exercised either by written notice to the Fund or by submitting another proxy. In addition, any shareholder may vote in person at the meeting as he/she chooses overriding any previously filed proxies. You are requested to place your instructions on the enclosed proxy and then sign date and return it. The cost of soliciting proxies will be borne by your Fund.

There is one class of capital stock of the Fund, with equal voting rights. On September 15 2006, the date of record, there were 737347.347 shares outstanding held by shareholders entitled to notice of and to vote at the meeting. In all matters each share has one vote.

The Fund will furnish, without charge a copy of the Annual Report as of 12 31 05 and/or Semiannual Report as of 6 30 06. Request a copy by phone at 800 787 3334 or by mail at Manor Investment Funds Inc. 15 Chester Commons Malvern PA 19355.

ELECTION OF DIRECTORS
There are eight 8 nominees listed below who have consented to serve as directors if elected until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The names ages, principal occupations of the directors along with their shareholdings of Manor Investment Funds Inc. are as follows:

Independent Directors
Bruce Laverty age 47, has been a Director since 9 25 1995. Mr. Laverty is a Partner of the law firm Valocchi Fischer & Laverty LLC. He owns 777 shares of the Fund as of 12 31 2005 0.11% of total shares outstanding. He is not a Director for any other public companies.

James McFadden age 58 has been a Director since 9 25 1995. He also serves as Chairman of the Audit Committee of the Fund. Mr. McFadden is Vice President of Marketing for MBNA Corporation. He owns 3875 shares of the Fund as of 12 31 2005 0.56% of total shares outstanding. He is not a Director for any other public companies.

John McGinn age 60, has been a Director since 11 5 2004. He also serves on the Audit Committee of the Fund. Mr. McGinn is a real estate consultant located in West Chester Pennsylvania. He owns 4255 shares of the Fund as of 12 31 2005 0.62% of total shares outstanding. He is not a Director for any other public companies.

Fred Myers age 57 has been a Director since 9 25 1995. Mr. Myers is founding Partner of the accounting firm of Myers & Associates CPA s. He owns 15301 shares of the Fund as of 12 31 2005 2.23% of total shares outstanding. He is not a Director for any other public companies.

Edward Szkudlapski age 49, has been a Director since 5 15 1998. Mr. Szkudlapski is President of Eclipse Business Systems which provides business consulting services. He owns 11798 shares of the Fund as of 12 31 2005 1.72% of total shares outstanding. He is not a Director for any other public companies.

Alan Weintraub age 50 has been a Director since 9 25 1995. Mr. Weintraub is a Chief Technical Officer with Cannon Business Solutions. He owns
13919 shares of the Fund as of 12 31 2005 2.02% of total shares outstanding. He is not a Director for any other public companies.

Interested Directors
Daniel A. Morris age 51, has been a Director since 9 25 1995. Mr. Morris is also Manager and Chief Executive Officer of Morris Capital Advisors
LLC the new advisor to the Fund. Mr. Morris is also a member of Morris Holdings LLC, which is the sole member of Morris Capital Advisors LLC. He owns 23 869 shares of the Fund as of 12 31 2005 3.5% of total shares outstanding. As President of the Fund he is considered an Interested
Director.    He is not a Director for any other public companies.

Other Officers
John R. Giles age 49, is a member of Morris Holdings LLC. He also serves as Secretary for the Funds. He does not currently own shares of the Fund. He is not a Director of any other public companies.

Joseph T. Doyle, Jr. age 47 is a member of Morris Holdings LLC. He does not currently own shares of the Fund. He is not a Director of any other public companies.

Mr. Morris Mr. Giles and Mr. Doyle are defined as interested persons in the Investment Company Act of 1940 due to their position with the Funds Investment Adviser.

Shareholders have one vote for each share they own for each of eight directors of their choice. All proxies returned to the Fund except those specifically marked to withhold authority will be cast for the nominees listed above. A majority of the votes cast when a quorum is present will be required to elect each director.

Board Meetings And Committees
For 2005 the officers and directors as a group attended 79% of all board meetings. Mr. Daniel A. Morris serves as President and Mr. John R. Giles serves as Secretary of the Fund. The Board of Directors elects officers for a term of one year. The Board of Directors serves without remuneration. The officers and directors of the Fund as a group own 105465.655 shares 12.4% of shares outstanding beneficially directly or indirectly. There is no other class of stock. The Fund has a standing Audit Committee chaired by Mr. James McFadden. The Audit Committee has authority over all aspects of the audit relationship with Sanville & Co. Mr. John McGinn also serves on the Audit Committee which reviews Fund expenses prior to each Board of Directors meeting. The Fund does not have a standing nominating committee. Board members are nominated by the President of the Fund.

Principal Holders Of Securities
As of December 31 2005 Daniel A. Morris owned or beneficially owned 3.5% of the value of Fund shares, outstanding. As of December 31 2005 three other shareholders owned or beneficially owned more than 5% of the value of the Fund shares outstanding. James & Irene Klucar David & Christine Kahn and Susan Zoog Kusma owned or beneficially owned 10.6% 8.4% and 7.3% respectively of the value of the Fund shares outstanding. Other than the foregoing the Fund was not aware of any person who as of December 31
2005 owned or beneficially owned more than 5% of the value of the Fund shares outstanding.


Brokerage
The Fund requires all brokers to effect transactions in portfolio securities in such a manner as to get prompt execution of the orders at the most favorable price. Where consistent with best price and execution and in light of its limited resources the Fund will deal with primary market makers in placing over-the-counter portfolio orders.

The Fund places all orders for purchase and sale of its portfolio securities through its President who is answerable to the Board of Directors. The President may select brokers who in addition to meeting the primary requirements of execution and price have furnished statistical or other factual information and services which, in the opinion of management are helpful or necessary to the Funds normal operations.
Those services may include economic or industry studies security analysis and reports sales literature and statistical services furnished either directly to the Fund or to the Funds adviser. No effort is made in any given circumstance to determine the value of these services or the amount they might have reduced the Fund advisers expenses.

Other than as set forth above the Fund has no fixed policy formula method or criteria which it uses in allocating brokerage business to brokers furnishing these materials and services. For the fiscal year ending 12/31/05 the Fund paid total brokerage commissions of $1,555 to Charles Schwab & Co. No other brokerage commissions were paid.

RATIFICATION OR REJECTION OF SELECTION OF AUDITORS
Your Board of Directors has selected subject to shareholder approval Sanville & Co. to audit and certify Financial Statements of the Fund for the year 2006. In connection with the audit function Sanville & Co. will review the Funds Annual report to Shareholders and the Funds filings with the Securities and Exchange Commission. During the previous two fiscal years there were no adverse opinions or disagreements on audit or financial statement matters. The Fund paid audit fees during the previous two years of $12,259 and $15,178 to Sanville & Co. there were no other fees paid to Sanville & Co.

The Board of Directors adopted procedures to pre-approve the types of professional services for which the Fund may retain such auditors. As part of the approval process the Board considers whether the performance of each professional service is likely to affect the independence of Sanville & Co. Sanville & Co. and its employees do not have any direct or material indirect financial interest in the Fund. Sanville & Co. has not provided any non-auditing services to the Fund. A representative of Sanville & Co. will not be present at the meeting unless requested by a shareholder either in writing or by telephone in advance of the meeting. Such requests should be directed to the secretary of the Fund.

Shareholder Proposals
The Fund expects to hold its next annual meeting in November 2007. Shareholder proposals may be presented at that meeting provided they are received by the Fund not later than January 4 2007 in accordance with Rule 14a 8 under the Securities & Exchange Act of 1934 which sets forth certain requirements.

Administrator And Underwriter
The Fund acts as underwriter. Morris Capital Advisors LLC provides administration services.

NEW INVESTMENT ADVISORY AGREEMENT

Mr. Morris is the sole shareholder of Morris Capital Advisors  Inc.
 MCA the Funds current investment advisor pursuant to the investment advisory agreement, dated September 18, 1995 the Original Agreement .
The Funds Board of Directors last voted to continue the Original Agreement on April 26 2006. MCA is located at 15 Chester Commons Malvern, Pennsylvania. The Original Agreement was last submitted to shareholders on September 18 1995, when originally presented for approval. Pursuant to the Original Agreement, MCA directs the purchase or sale of investment securities in accordance with the stated objectives of the Fund. The Original Agreement continues on a year-to-year basis provided it is approved by a majority of the Board of Directors and may be terminated at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund on not more than 60 days written notice to MCA. The Original Agreement provides that MCA will not be liable to the Fund for any errors of judgment with respect to its investment decisions provided it acts in good faith and has not acted with willful or reckless misconduct nor violated any applicable law. In the event of its assignment the Agreement will terminate automatically.

In exchange for providing advisory services, the Fund pays MCA a fee equal to one-twelfth of one percent per month, the equivalent of 1% per annum of the daily average net assets of the Manor Fund and the Growth Fund during the month, and a fee equal to one-twelfth of one half of one percent per month, the equivalent of 0.5% per annum of the daily average net assets of the Bond Fund during the month. MCA agreed to forgo all or a portion of its fees in order to hold the total expenses of the Fund to no more that 1.5% of averaged assets for the Manor Fund and the Growth Fund and 1.0% of averaged assets for the Bond Fund. For the fiscal year ending 12/31/2005, Morris Capital Advisors, Inc. earned advisory fees from the Manor, Growth and Bond Funds of $29,797, $31,436 and $8,154 respectively.

Mr. Morris is the President of MCA and of the Fund. His address 304 Albermarle Grove, West Chester, PA and his principal occupation is the provision of investment advisory services.

On September 1, 2006 MCA, as sole member, formed Morris Capital Advisors, LLC the New Advisor and contributed certain assets thereto. On that Date MCA and Morris Holdings LLC MHL , a new Pennsylvania limited liability company formed by Mr. Morris, entered into a definitive agreement whereby MCA assigned all its interests in the New Advisor to MHL. Mr. Morris distributed a combined 15% of the equity interests in MHL to Messrs. Doyle and Giles. The intent and effect of the formation of the New Advisor and MHL the assignment to MHL and the distribution of equity together, the Transaction was to allow Mr. Morris to attract executive talent
 Messrs. Giles and Doyle to assist with the investment management and marketing activities of the Fund.

Following shareholder approval, MCA will terminate the Original Agreement and Mr. Morris will ultimately dissolve MCA. In its place, the New Advisor will become the investment advisor to the Fund on exactly the same terms as those in the Original Agreement. The form of investment advisory agreement the New Agreement between the Funds and the New Advisor is attached hereto as Exhibit A.

The Transaction and the approval of the New Agreement will not affect the nature and quality of the advisory services rendered to the Fund. The New Agreement will remain the same as the investment advisory agreement with MCA in all respects except the New Advisor will be investment advisor to the Fund as described above. The personnel responsible for managing the Fund will remain the same. The Fund s total fees for advisory services will remain the same under the New Agreement. The standard of care will also remain the same. The Board of Directors believes that the consummation of the Transaction and the approval of the New Agreement will not impact the day-to-day management or operations of the Fund.

The New Advisor is a Pennsylvania limited liability company, formed on
September 1, 2006.  Mr. Morris  and entities he controls   Mr. Giles and
Mr. Doyle are all members of MHL the sole member of the New Advisor. The New Adviser is located at 15 Chester Commons Malvern, PA 19355.

The Board of Directors is unaware of any condition of the New Advisor that is likely to impair its financial ability to fulfill its commitment to the Fund.

The Board of Directors reviewed the Transaction and the proposed New Agreement. Since the nature extent and quality of the services, the fees charged to the Fund, as well as the identity of the personnel will not change as a result of the proposed change in investment advisors the Board of Directors unanimously recommends the approval of the New Agreement.

There are no arrangements or understandings in connection with the New Agreement with respect to the composition of the Board of Directors of the Fund. There were no actions taken with respect to the Original Agreement since the beginning of the Fund s fiscal year, except as described above. The Original Agreement will be terminated if approved by the shareholders, and the New Agreement will be executed, as a result of the transactions described above. If the shareholders approve the proposed New Agreement between the Fund and the New Advisor such New Agreement will be effective upon its assignment from MCA to the New Advisor.


Voting Information

Provided that there is 33 1/3% of the outstanding shares of a Fund present in person or represented by proxy and entitled to vote at the Meeting
 i.e., a quorum is present   the approval of a Proposal on behalf of that
Fund requires the affirmative vote of the lesser of: I a majority of the outstanding shares of the Fund, or ii 67% or more of the shares represented at the Meeting at which the holders of more than 50% of the outstanding shares of that Fund are represented in person or by proxy.
Each shareholder will be entitled to one vote for each full share and a fractional vote for each fractional share of a Fund held on the Record Date. If sufficient votes to approve a Proposal on behalf of a Fund are not received by the date of the Meeting the Meeting may be adjourned to permit further solicitations of proxies. The holders of a majority of shares of a Fund entitled to vote at the Meeting and present in person or by proxy whether or not sufficient to constitute a quorum may adjourn the Meeting as to that Fund. The Meeting as to one or more Funds may also be adjourned by the chairperson of the Meeting. Any adjournment may be with respect to one or more of the Proposals for a Fund, but not necessarily all Proposals for all Funds. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting, but will be treated as votes against a Proposal for purposes of determining whether the matters to be voted upon at the Meeting have been approved. Broker non-votes are proxies from brokers or nominees indicating that such persons have not received voting instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power.

You may attend the Meeting and vote in person. You may also vote by completing and signing the attached proxy card and mailing it in the enclosed postage paid envelope. A proxy card is in essence a ballot. If you simply sign and date the proxy card but give no voting instructions your shares will be voted in favor of the Proposals and in accordance with the views of management upon any unexpected matters that come before the Meeting or adjournment of the Meeting. If your shares are held of record by a broker-dealer and you wish to vote in person at the Meeting you should obtain a Legal Proxy from your broker of record and present it at the Meeting.

Shareholders may revoke their proxy at any time before it is voted by sending a written notice expressly revoking the proxy by signing and forwarding a later-dated proxy or by attending the Meeting and voting in person. If your shares are held in the name of your broker you will have to make arrangements with your broker to revoke a previously executed proxy.

The Board of Directors does not intend to bring any matters before the Meeting other than those described in this Proxy Statement. The Board is not aware of any other matters to be brought before the Meeting by others. If any other matter legally comes before the Meeting proxies for which discretion has been granted will be voted in accordance with the views of management.

Only shareholders of record of the Funds at the close of business on September 15 2006 the Record Date will be entitled to vote at the Meeting. As of the Record Date the number of shares outstanding of each Fund are shown below:

                       Shares Outstanding
                        As of 9/15/2006
          Manor Fund      201,871.674
          Growth Fund     353,404.241
          Bond Fund       182,071.432


DISTRIBUTION PLAN
The Funds do not currently have a distribution plan in effect.

LITIGATION
As of the date of this Proxy, there was no pending or threatened litigation involving the Fund in any capacity whatsoever.

OTHER MATTERS
The Board of Directors knows of no other matters to be presented at the meeting other than those mentioned above. Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.










                          MANOR INVESTMENT FUNDS, INC.
                               15 CHESTER COMMONS
                               MALVERN, PA 19355
                                 610-722-0900


   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 15, 2006


                    To all Holders of Shares of Common Stock:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Manor Investment Funds Inc. the Fund will be held at15 Chester
Commons Malvern PA 19355 on November 15 2006 at 6PM for the following purposes:


1. To consider and act upon a proposal to elect eight 8 directors each a Director and together the Board of Directors for a term ending at the next annual meeting or until each such Directors successor is duly elected and qualified.


2. To approve the investment advisory contract between the Funds and Morris Capital Advisors LLC.


3. To ratify selection of Sanville & Co. by the Board of Directors as independent public accountants to audit and certify financial statements of the Fund for the fiscal year ending December 31 2006.


4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


The Board of Directors recommends that you vote FOR each of the proposals.

The Board has fixed the close of business on September 15 2006, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.



By Order of the Board of Directors

John R. Giles
Secretary





Your vote is important.


Please complete date and sign the enclosed yellow proxy and return it promptly in the enclosed envelope whether or not you plan to attend the annual meeting in person.









PROXY FOR MANOR INVESTMENT FUNDS, INC.
ANNUAL MEETING OF SHAREHOLDERS - NOVEMBER 15 2005


The annual meeting of MANOR INVSTMENT FUNDS INC. will be held on November 15 2006 at the offices of the Fund at 15 Chester Commons
Malvern PA 19355 at 6 PM.

If you are unable to attend please vote Proposals 1-3 below sign and date the proxy and return it to us promptly in the enclosed envelope. Both parties should sign joint registrations.

The undersigned herby appoints Daniel A. Morris as proxy to represent and to vote all shares of the undersigned at the meeting and all adjournments thereof with all powers the undersigned would possess if personally present.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL ITEMS.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED: IF NO DIRECTION IS INDICATED AS TO A PROPOSAL THE PROXIES SHALL VOTE FOR SUCH PROPOSAL.
THE PROXIES MAY VOTE AT THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

1.  Election of Directors
       FOR ALL NOMINEES
       WITHHOLD ALL
To withhold authority for specific nominees strike a line through their name

Daniel A. Morris   Bruce Laverty        Fred Myers       Alan Weintraub
Jack McGinn        Edward Szkudlapski   James McFadden   Donald Thompson
John R. Giles


2. To approve the investment advisory contract between the Funds and Morris Capital Advisors, LLC.
      FOR         AGAINST        ABSTAIN


3. Proposal to ratify the selection of Sanville & Co. by the Board of Directors as independent public accountant to audit and certify financial statements of the Fund for the fiscal year ending December 31
2005.
      FOR         AGAINST        ABSTAIN



Shareholder Signature          Shareholder Signature